EXHIBIT 99.1

CIRCOR INTERNATIONAL, INC. • 30 CORPORATE DRIVE, SUITE 200 • BURLINGTON, MA 01803 • 781-270-1200 • WWW.CIRCOR.COM

Press Release

CIRCOR Increases Penetration of High-Growth Power Generation
Market with Purchase of Germany-based Schroedahl

Accretive Acquisition Expands Energy
Business in Asia and Middle East

Burlington, MA – April 16, 2015 CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for markets including oil & gas, power generation and aerospace & defense, announced the acquisition of Germany-based Schroedahl. Schroedahl is a privately-owned manufacturer of safety and control valves primarily for the power generation market and, in 2014, recorded revenue of approximately $30 million with EBITDA margins over 35%.

“We are excited to welcome the Schroedahl team to CIRCOR,” said Scott Buckhout, President and Chief Executive Officer of CIRCOR International. “This acquisition positions us in the high-growth power generation market, particularly in Asia and the Middle East, and is consistent with our disciplined capital deployment strategy. Schroedahl provides sustainable, high margins as a result of its strong engineering capabilities, differentiated technology and excellent reputation for severe service valves. The company has a leading share of the auto-recirculation valve market, which has high barriers to entry. We also will be able to leverage our global salesforce to expand Schroedahl’s product sales.”

“We are delighted to be combining forces with CIRCOR and to expand Schroedahl’s access to customers and geographies beyond our current reach,” said Marc Schroeder, Managing Director of Schroedahl. “This combination will enhance our product offering and further strengthen our competitive position.”

Founded in 1962 with customers in Asia, Europe and the Americas, Schroedahl produces custom-engineered high-pressure auto-recirculation (ARC) and control valves for pump protection applications. ARC valves ensure the consistent minimum flow rate of pumps in order to guard against overheating, collapse or destruction. Schroedahl has the leading market position in the ARC valve market and has long-term relationships with pump OEMs.

This transaction provides for:

  Earnings accretion with strong, sustainable margins
  Greater penetration of the high-growth power generation market
  Increased presence in the high-growth Asia and Middle East regions
  Differentiated technology and leading market position in a niche market with high barriers to entry
  Opportunity to leverage CIRCOR’s global sales and operating footprint

CIRCOR INTERNATIONAL, INC. • 30 CORPORATE DRIVE, SUITE 200 • BURLINGTON, MA 01803 • 781-270-1200 • WWW.CIRCOR.COM

Press Release

CIRCOR plans to discuss the acquisition of Schroedahl on its first-quarter 2015 financial results conference call on Tuesday, April 28, 2015 at 9:00 a.m. ET. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” portion of CIRCOR’s website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived on the Company’s website for one year.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including the performance of the Schroedahl acquisition. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The use of EBITDA, or earnings before interest, taxes, depreciation and amortization, is a non-GAAP financial measure. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets highly engineered products and sub-systems for markets including oil & gas, power generation and aerospace & defense. CIRCOR has a diversified product portfolio with recognized, market-leading brands that fulfill its customers’ unique application needs. The Company’s strategy is to grow organically and through complementary acquisitions; simplify CIRCOR’s operations; achieve world class operational excellence; and attract and retain top industry talent. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:

Rajeev Bhalla

Executive Vice President and Chief Financial Officer

781-270-1210